     As filed with the Securities and Exchange Commission on April 9, 1998
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                             BUSINESS RESOURCE GROUP
             (Exact name of Registrant as specified in its charter)

          CALIFORNIA                                       77-0150337
  (State of incorporation)                  (I.R.S. Employer Identification No.)

                         2150 N. FIRST STREET, SUITE 101
                           SAN JOSE, CALIFORNIA 95131
                    (Address of principal executive offices)
                             -----------------------

                             1995 STOCK OPTION PLAN
                            (Full title of the Plan)
                             -----------------------

                                  JOHN W. PETH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             BUSINESS RESOURCE GROUP
                         2150 N. FIRST STREET, SUITE 101
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 325-3200
 (Name, address and telephone number, including area code, of agent for service)
                             -----------------------
                                    Copy to:

                               David M. Jargiello
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

                                Page 1 of 7 Pages
                             Exhibit Index on Page 7
               (Calculation of Registration Fee on following page)

================================================================================================
                                       CALCULATION OF REGISTRATION FEE
================================================================================================
                                                         Proposed      Proposed
                                                          Maximum        Maximum
                                          Maximum        Offering      Aggregate      Amount of
                                        Amount to be      Price Per      Offering   Registration
Title of Securities to be Registered    Registered(1)       Share         Price          Fee
------------------------------------------------------------------------------------------------
1995 STOCK OPTION PLAN
  Common Stock,
  $0.01 par value...................   500,000 Shares(2) $3.40625(3)   $1,703,125     $502.42


----------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Excludes all shares previously registered under Registrant's 1995 Stock Option Plan on Form S-8.

(3) Computed in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. Computation based on the average of the high and low prices as of April 8, 1998.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The contents of the Registrant's Form S-8 Registration Statements (Registration No. 333-23495, Registration No. 333-02388 and Registration No. 33-95144) filed March 18, 1997, March 15, 1996 and August 1, 1995, respectively, are hereby incorporated by reference.

Item 8.        EXHIBITS.

                Exhibit
                Number
                  4.1 1995 Stock Option Plan, as amended to date, and forms of option agreements for use with the Plan.

                  5.1       Opinion of Venture Law Group, A Professional
                            Corporation.

                  23.1      Consent of Venture Law Group, A Professional
                            Corporation (included in Exhibit 5.1).

                  23.2      Consent of Independent Auditors (see p. 6).

                  24.1      Powers of Attorney (see p. 5).



                                   [Signature Pages Follow]

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Business Resource Group, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this April 9, 1998.

                                     Business Resource Group


                                     By: /s/  John W. Peth
                                         --------------------------------------
                                         John W. Peth
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Peth and John Palmer, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                             Title                         Date
           ---------                             -----                         ----
/s/ John W. Peth                    President and Chief Executive              April 9, 1998
-----------------------------       Officer (Principal Executive
John W. Peth                        Officer)


/s/ John Palmer                     Chief Financial Officer (Principal         April 9, 1998
-----------------------------       Financial and Accounting
John Palmer                         Officer)


/s / Jack A. Bradley                Director                                   April 9, 1998
-----------------------------
Jack A. Bradley

/s/ Brian D. McNay                  Director                                   April 9, 1998
-----------------------------
Brian D. McNay

/s/ John W. Peth                    Director                                   April 9, 1998
-----------------------------
John W. Peth

/s/ Harry S. Robbins                Director                                   April 9, 1998
-----------------------------
Harry S. Robbins

/s/ Jeffrey Tuttle                  Director                                   April 9, 1998
Jeffrey Tuttle

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement and Registration Statements Nos. 33-95144, 333-2388 and 333-23495 of Business Resource Group on Form S-8 of our report dated December 16, 1997, appearing in the Annual Report on Form 10-K of Business Resource Group for the year ended October 31, 1997.


DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

San Jose, California
April 3, 1998

                                INDEX TO EXHIBITS


 Exhibit
  Number
    4.1 1995 Stock Option Plan, as amended to date, and forms of option agreements for use with the Plan.

    5.1     Opinion of Venture Law Group, A Professional Corporation

   23.1     Consent of Venture Law Group, A Professional Corporation
            (included in Exhibit 5.1).

   23.2     Consent of Independent Auditors (see p. 6).

   24.1     Powers of Attorney (see p. 5).



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